               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   VION PHARMACEUTICALS, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210

                                                                    May 17, 1999

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 3:00 p.m., on Thursday, June 17, 1999, at the Kitano Hotel, 66 Park Avenue, New York, New York.

     This year you are being asked to approve: (i) the election of eight directors to the Company's Board of Directors, (ii) amendments to the Company's Amended and Restated 1993 Stock Option Plan increasing the number of shares that may be granted under the Plan and certain other changes, and (iii) the selection of the Company's independent auditors. At the meeting, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                   Very truly yours,

                                   ALAN KESSMAN

                                   ALAN KESSMAN
                                   President and Chief Executive Officer

                           VION PHARMACEUTICALS, INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                     New Haven, Connecticut
                                                     May 17, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Vion Pharmaceuticals, Inc. will be held on Thursday, June 17, 1999 at 3:00 p.m., at the Kitano Hotel, 66 Park Avenue, New York, New York, for the following purposes:

          (1) To elect eight directors to serve for the ensuing year;

          (2) To consider and vote on the approval of amendments to the Amended and Restated 1993 Stock Option Plan to increase the number of shares that may be granted and to make certain other changes to the Plan;

          (3) To consider and vote on the approval of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

     Stockholders of record of the Company's Common Stock and the Company's Class A Convertible Preferred Stock at the close of business on April 27, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                            THOMAS MIZELLE
                                            Secretary

                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511

                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock and Class A Convertible Preferred Stock of Vion Pharmaceuticals, Inc. (the 'Company') in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, June 17, 1999, or at any adjournments of the Annual Meeting. The purpose of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about
May 18, 1999 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock and Class A Preferred Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 27, 1999 are entitled to notice of and to vote at the Annual Meeting. On April 27, 1999 there were 15,204,922 shares of Common Stock outstanding and 514,065 shares of Class A Preferred Stock outstanding; each share of Common Stock is entitled to one vote and each share of Class A Preferred Stock is entitled to 2.777777 votes on the matters to be presented at the Annual Meeting. The total number of votes entitled to be cast at the Annual Meeting is 16,632,880. The holders of a voting majority of the outstanding shares that may be voted at the meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of April 27, 1999 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the 'SEC')) of the Company's Common Stock and Class A Preferred Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock or Class A Preferred Stock; (ii) each current director of the Company;
(iii) the Company's Chief Executive Officer and each other officer who received over $100,000 in compensation from the Company during the 1998 fiscal year; and
(iv) all current directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed and the address of each beneficial owner is c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

                                                                                      TOTAL NUMBER    PERCENTAGE     PERCENTAGE OF
                                                                                      OF SHARES OF        OF            CLASS A
                                                                          CLASS A     COMMON STOCK   COMMON STOCK   PREFERRED STOCK
                                                            COMMON       PREFERRED    BENEFICIALLY   BENEFICIALLY    BENEFICIALLY
           DIRECTORS AND EXECUTIVE OFFICERS                 STOCK          STOCK        OWNED(1)        OWNED            OWNED
------------------------------------------------------  --------------  ------------  ------------   ------------   ---------------
Michel C. Bergerac....................................     38,750(2)         0             38,750       *               --
Frank T. Cary.........................................     62,718(3)         0             62,718       *               --
James L. Ferguson.....................................     22,250(4)         0             22,250       *               --
Michael C. Kent.......................................    347,056(5)         0            347,056         2.3%          --
Alan Kessman..........................................      4,000            0              4,000       *               --
William R. Miller.....................................    171,906(6)         0            171,906         1.1%          --
Alan C. Sartorelli, Ph.D. ............................    442,758(7)         0            442,758         2.9%          --
E. Donald Shapiro.....................................     26,633(8)         0             26,633       *               --
Walter B. Wriston.....................................     57,718(9)         0             57,718       *               --
Terrence W. Doyle, Ph.D. .............................    280,124(10)        0            280,124         1.8%          --
Thomas E. Klein.......................................    104,684(11)        0            104,684       *               --
Thomas Mizelle........................................    128,410(12)        0            128,410       *               --
John A. Spears........................................    422,317(13)        0            422,317         2.7%          --
All directors and executive officers as a group (12
  persons)............................................  1,687,007(14)        0          1,687,007        10.9%          --

               OTHER BENEFICIAL OWNERS
Elliott Associates, L.P.
Westgate International, L.P.
Martley International, Inc.
  c/o Elliott Associates, L.P.
  712 Fifth Avenue, 36th Floor
  New York, NY 10019..................................  3,010,279(15)        0          3,010,279        17.8%          --
Phoenix Partners L.P.
Morgens Waterfall Vintiadis
  Investments N.V.
Betje Partners
  c/o Morgens Waterfall Vintiadis
    & Co., Inc.
  10 East 50th Street
  New York, NY 10022..................................    302,787       206,479(16)       876,340         5.6%            40.2%
Kingdon Capital Management Corp.
  152 West 57th Street,
    50th Floor
  New York, NY 10019..................................        0         230,350(17)       639,861         4.0%            44.8%

                                                        (Footnotes on next page)

(Footnotes from previous page)

* Less than one percent

(1)  The Class A Preferred Stock is convertible into Common Stock by dividing
     (i) the sum of the $10.00 per share stated value by (ii) $3.60 per share (as adjusted from time to time for certain events of dilution). As of April 27, 1999, each share of Class A Preferred Stock was convertible into
     2.777777 shares of Common Stock.

(2) Represents shares issuable upon exercise of options exercisable within 60 days.

(3) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days.

(4) Includes 21,250 shares issuable upon exercise of options exercisable within 60 days.

(5) Includes 14,302 shares of Common Stock beneficially owned by Mr. Kent's wife, as to which Mr. Kent disclaims beneficial ownership. Also includes 3,750 shares issuable upon exercise of options exercisable within 60 days.

(6) Includes 28,750 shares issuable upon exercise of options exercisable within 60 days.

(7)  Includes (i) 190,874 shares beneficially owned by Dr. Sartorelli's wife and
     (ii) 57,260 shares held in trust for Dr. Sartorelli's grandchildren, for which Dr. Sartorelli's wife serves as trustee, as to which Dr. Sartorelli disclaims beneficial ownership. Does not include 57,260 shares beneficially owned by other family members of Dr. Sartorelli, which were received as gifts from Dr. Sartorelli. Also includes 3,750 shares issuable upon exercise of options exercisable within 60 days.

(8) Includes 13,750 shares issuable upon exercise of options exercisable within 60 days.

(9) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days.

(10) Includes 86,600 shares held by Dr. Doyle's wife and children, as to which Dr. Doyle disclaims beneficial ownership. Also includes 8,400 shares issuable upon exercise of options exercisable within 60 days.

(11) Includes 83,400 shares issuable upon exercise of options exercisable within 60 days. Also includes 1,199 shares of common stock held by Mr. Klein's wife and children.

(12) Includes 120,900 shares issuable upon exercise of options exercisable within 60 days. Also includes 488 shares of common stock held by Mr. Mizelle's children.

(13) Includes 386,812 shares issuable upon exercise of options exercisable within 60 days.

(14) Includes 342,700 shares issuable upon exercise of options exercisable within 60 days.

(15) Beneficial ownership information is based upon data set forth in a Schedule 13D Amendment No. 2 filed with the SEC on April 16, 1999. Elliott Associates, L.P. owns 625,468 shares of Common Stock and beneficially owns 2,500 shares of the Company's 5% Convertible Preferred Stock Series 1998, which are convertible into 722,195 shares of Common Stock, and also beneficially owns 78,132 of the Company's Class A Warrants which are convertible into 156,264 shares of Common Stock. Westgate International, L.P., which has its business address at c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands, British West Indies, owns 628,709 shares of Common Stock and beneficially owns 2,500 shares of the Company's 5% Convertible Preferred Stock Series 1998, which are convertible into 722,195 shares of Common Stock, and also beneficially owns 77,724 of the Company's Class A Warrants which are convertible into 155,448 shares of Common Stock. Pursuant to the Certificate of Designation for the Company's 5% Convertible Preferred Stock Series 1998, the aggregate percentage ownership by Elliott Associates, L.P. and Westgate International, L.P. of Common Stock is limited to 9.9% of the Common Stock, although effective June 8, 1999 the threshold is being increased from 9.9% to 19.9%. Martley International, Inc. is the investment manager for Westgate International, L.P. and has shared voting and dispository power over the shares held by Westgate International, L.P. Martley International, Inc. disclaims beneficial ownership of all such shares.

(16) Beneficial ownership information is based in part upon data set forth in a
     Schedule 13G filed with the SEC on February 12, 1999. Class A Preferred Stock consists of 103,238 shares held by Phoenix Partners L.P., 72,160 shares held by Morgens Waterfall Vintiadis Investments N.V. and 31,081 shares held by Betje Partners. Morgens, Waterfall, Vintiadis & Co., Inc. is deemed to beneficially own all such shares by virtue of it status as investment advisor to the foregoing entities.

(17) Consists of 138,208 shares held by M. Kingdon Offshore, N.V., 46,071 shares held by Kingdon Partners, L.P. and 46,071 shares held by Kingdon Associates, L.P. Kingdon Capital Management Corp. ('KCMC') is a general partner of Kingdon Partners, L.P. and Kingdon Associates, L.P. and is the investment advisor to M. Kingdon Offshore, N.V. KCMC disclaims beneficial ownership of all indicated shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are:

                                          YEAR FIRST
                                            BECAME                         PRINCIPAL OCCUPATION
            NOMINEE                AGE     DIRECTOR                     DURING THE PAST FIVE YEARS
--------------------------------   ---    ----------   -------------------------------------------------------------
William R. Miller...............   70        1995      Chairman of the Board of the Company since April 1995; from
                                                       February 1995 until April 1995, Chairman of the Board of
                                                       OncoRx Inc. ('OncoRx'), which was merged into a subsidiary of the Company (then known as MelaRx Pharmaceuticals, Inc.) in
                                                       April 1995; currently Chairman of the Board of SIBIA
                                                       Neurosciences, Inc., and a director of ImClone Systems, Inc.,
                                                       Isis Pharmaceuticals, Inc., Transkaryotic Therapies, Inc.,
                                                       Westvaco Corporation and Xomed Surgical Products Inc.; from
                                                       1964 until his retirement in 1991, various positions with
                                                       Bristol-Myers Squibb Company, including Vice Chairman of the
                                                       Board commencing in 1985. (1)
Alan Kessman....................   52        1998      Chief Executive Officer of the Company since January 1999 and
                                                       President of the Company since April 1999; Partner of PS
                                                       Capital, an international investment and management advisor, since October 1998; from 1983 to 1998, Chairman, President and Chief Executive Officer of Executone Information Systems,
                                                       Inc. and its subsidiary eLottery, Inc.; currently a member of the advisory board of eLottery, Inc. (2)
Alan C. Sartorelli, Ph.D........   67        1995      Professor of Pharmacology at Yale University School of
                                                       Medicine since 1967; Chairman of the Company's Scientific
                                                       Advisory Board since April 1995; Chairman of the OncoRx
                                                       Scientific Advisory Board from May 1993 to April 1995;
                                                       Director of Yale Comprehensive Cancer Center from 1984 to
                                                       1993.
Michel C. Bergerac..............   67        1992      Chairman of M.C. Bergerac & Co., Inc., an investment advisory firm, since 1985; from 1974 to 1985, Chairman of the Board,
                                                       President and Chief Executive Officer of Revlon, Inc. (1)

                                          YEAR FIRST
                                            BECAME                         PRINCIPAL OCCUPATION
            NOMINEE                AGE     DIRECTOR                     DURING THE PAST FIVE YEARS
--------------------------------   ---    ----------   -------------------------------------------------------------
Frank T. Cary...................   78        1995      Director of Celgene Corporation, Cygnus Therapeutic Systems,
                                                       ICOS Corporation, Lincare, Inc., Lexmark International Group,
                                                       Inc. and Teltrend, Inc; from 1973 to 1981, Chairman of the
                                                       Board and Chief Executive Officer of IBM. (1)(3)
James L. Ferguson...............   72        1995      Director of ICOS Corporation; Chairman of the Board of
                                                       General Foods Corporation from 1974 until 1989 and President from 1973 to 1977.
Michael C. Kent.................   59        1995      Founded OncoRx in May 1993 and served as a director until
                                                       April 1995; since 1983, President and Chief Executive Officer of Kent, Reynolds & Stuart, a consulting firm; involved in the creation of a number of biotechnology companies,
                                                       including Nova Pharmaceutical Corporation, Celgene
                                                       Corporation, Neurogen Corporation, Biopure Corporation,
                                                       Pathogenesis Corporation, Texas Biotechnology Corporation and
                                                       ICOS Corporation.
Walter B. Wriston...............   79        1995      Director of ICOS Corporation, York International Corporation
                                                       and Cygnus, Inc.; retired as Chairman and Chief Executive
                                                       Officer of Citicorp and its principal subsidiary, Citibank,
                                                       N.A., in 1984 after having served as Chief Executive Officer for 17 years. (3)

------------------------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Mr. Kessman is the nominee of Elliott Associates, L.P. and Westgate International, L.P., which have the right to designate a nominee to the Board of Directors pursuant to the Certificate of Designation of the Company's 5% Convertible Preferred Stock Series 1998.

(3) Member of the Audit Committee of the Board of Directors.

     During the fiscal year ended December 31, 1998, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he served while he was director of the Company, except for Messrs. Bergerac, Cary and Wriston, who attended two of the five meetings of the Board of Directors, and Messrs. Bergerac and Cary, who attended two of the four meetings of the Compensation Committee and Mr. Cary, who did not attend the sole meeting of the Audit Committee.

     In April 1995, the Board established an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the audit scope and results of the audit with the Company's independent auditors and the services provided by the auditors. Messrs. Wriston, Cary and E. Donald Shapiro are the members of the Audit Committee. The Audit Committee met once in 1998.

     In April 1995, the Board formed the Compensation Committee to administer the Company's stock option plans and the Company's executive compensation policies. Messrs. Bergerac, Cary and Miller are the members of this committee. Mr. Miller replaced Mr. Kent as a member of the Compensation Committee in October 1998. The Compensation Committee held four meetings in 1998.

VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 1 -- ELECTION OF DIRECTORS' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table contains the names and positions of the executive officers of the Company:

                       NAME                                               POSITION
---------------------------------------------------  --------------------------------------------------
Alan Kessman.......................................  President, Chief Executive Officer and Director
Terrence W. Doyle, Ph.D............................  Vice President -- Research & Development
Thomas E. Klein....................................  Vice President -- Finance and Chief Financial
                                                       Officer
Thomas Mizelle.....................................  Vice President -- Operations and Secretary

     Alan Kessman, age 52, has been the Company's Chief Executive Officer since January 1999, the Company's President since April 1999 and has been a director of the Company since October 1998. Since October 1998, Mr. Kessman has been a partner of PS Capital, an international investment and management advisor. From 1983 to 1998, Mr. Kessman was Chairman, Chief Executive Officer and President of Executone Information Systems, Inc., a developer and marketer of voice and data communications systems, and its subsidiary eLottery, Inc.

     Terrence W. Doyle, Ph.D., age 56, has been the Company's Vice President of Research and Development since the merger with OncoRx and served in the same capacity for OncoRx from January 1994 until the merger. Dr. Doyle was an employee of the Bristol-Myers Squibb Company ('Bristol-Myers') from 1967 to 1993. From 1990 to 1993, Dr. Doyle was an Executive Director with Bristol-Myers. Dr. Doyle is the original holder of 41 U.S. patents for anti-infective, anti-inflammatory and anti-tumor agents and the author of over 100 published research articles and abstracts on cancer chemotherapy.

     Thomas E. Klein, age 49, has been the Company's Vice President -- Finance and Chief Financial Officer since October 1995. From 1988 to 1994, Mr. Klein was Director of Finance and Treasurer of Novo Nordisk of North America, Inc.

     Thomas Mizelle, age 48, has been the Company's Vice President of Operations since the merger with OncoRx and has been the Company's Secretary since October 1995. Prior to the merger, Mr. Mizelle was Vice President of Business Development since August 1994. From May 1990 to July 1994, Mr. Mizelle served as Senior Vice President, Vice President of Sales and Marketing and Director of Sales of Immunex Corporation.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the other executive officers who earned over $100,000 and were serving at the end of 1998, for services in all capacities to the Company, its subsidiaries and predecessors.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                ANNUAL               ------------
                                                             COMPENSATION               AWARDS
                                                        -----------------------        OPTIONS/         ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR    SALARY ($)    BONUS ($)        SARS (#)      COMPENSATION ($)
---------------------------------------------   ----    ----------    ---------      ------------    ----------------
John A. Spears -- Former President and Chief
  Executive Officer (1)......................   1998     $ 246,750     $37,013(2)        12,000          $     --
                                                1997     $ 234,557     $61,000           --              $     --
                                                1996     $ 189,167     $70,500           15,000          $     --
Terrence W. Doyle -- Vice President --
  Research and Development...................   1998     $ 183,750     $27,563(2)         9,600          $     --
                                                1997     $ 174,549     $38,000           --              $     --
                                                1996     $ 154,167     $42,000           12,000          $     --
Thomas E. Klein -- Vice President -- Finance
  and Chief Financial Officer................   1998     $ 157,500     $23,625(2)         9,600          $     --
                                                1997     $ 148,486     $33,000           --              $     --
                                                1996     $ 129,167     $36,000           37,000          $     --
Thomas Mizelle -- Vice President --
  Operations and Secretary...................   1998     $ 183,750     $27,563(2)         9,600          $     --
                                                1997     $ 173,362     $38,000           --              $     --
                                                1996     $ 154,167     $42,000           62,000          $     --

------------------------

(1) The Company was a party to an employment agreement with Mr. Spears.
    See ' -- Employment Agreements.' Mr. Spears was Chief Executive Officer of the Company until January 1999 and President of the Company until April 1999.

(2) Payments of bonuses accrued in 1998 have been deferred until completion of the Company's next round of financing.

     The following table sets forth the grant of stock options made during the year ended December 31, 1998 to the persons named in the Summary Compensation
Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      % OF TOTAL OPTIONS
                                              NUMBER OF SECURITIES        GRANTED TO
                                                   UNDERLYING         EMPLOYEES IN FISCAL    EXERCISE
                   NAME                         OPTIONS GRANTED            PERIOD(1)          PRICE      EXPIRATION DATE
-------------------------------------------   --------------------    -------------------    --------    ---------------
John A. Spears.............................          12,000                   5.4%           $ 3.0313       1/29/2008
Terrence W. Doyle..........................           9,600                   4.3%           $ 3.0313       1/29/2008
Thomas E. Klein............................           9,600                   4.3%           $ 3.0313       1/29/2008
Thomas Mizelle.............................           9,600                   4.3%           $ 3.0313       1/29/2008

------------------------

(1) Computed based on an aggregate of 221,112 shares issuable upon exercise of options granted to employees during the year ended December 31, 1998.

     The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 1998. No stock options were exercised in 1998 by such persons.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-
                                                                     OPTIONS               THE-MONEY OPTIONS AT FISCAL
                                                              AT FISCAL YEAR-END (#)             YEAR-END ($)(1)
                                                           ----------------------------    ----------------------------
                          NAME                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------   -----------    -------------    -----------    -------------
John A. Spears..........................................     383,812          19,500       $ 1,538,147       $29,718
Terrence W. Doyle.......................................       6,000          15,600       $     4,875       $23,775
Thomas E. Klein.........................................      74,750          46,850       $    78,313       $59,713
Thomas Mizelle..........................................     106,000          53,100       $   134,250       $70,650

------------------------

(1) Computed based upon the difference between the closing price of the Company's Common Stock on December 31, 1998 ($5.00) and the exercise price.

EMPLOYMENT AGREEMENTS

     Effective January 11, 1999, the Company entered into an agreement with Alan Kessman and PS Capital LLC, an entity of which Mr. Kessman is a member, pursuant to which Mr. Kessman serves as Chief Executive Officer of the Company. The agreement provides for a base salary of $300,000 per year. The agreement does not provide for any payments upon a change in control or any other severance payments. As an inducement to enter into the agreement, on January 11, 1999 the Company granted to Mr. Kessman ten year options to purchase an aggregate of 980,000 shares of Common Stock. The foregoing grants consist of (i) an option to purchase 760,000 shares at an exercise price of $5.775 (representing a 10% premium to the market price on the date prior to the date of grant), such option to vest 25% on July 11, 2000, 50% on July 11, 2001, 75% on July 11, 2002 and
100% on July 11, 2003 and (ii) an option to purchase 220,000 shares at an exercise price of $5.25 (representing the market price on the date prior to the date of grant), such option to vest in full six months from the date of grant. The option to purchase 220,000 shares of Common Stock is not terminable if Mr. Kessman is no longer acting as Chief Executive Officer of the Company.

     Effective January 16, 1998, the Company entered into an Employment Agreement with John A. Spears, then its President and Chief Executive Officer. The agreement was for a term of three years and provided for an annual base salary of $246,750 (the 'Base Salary'). In the event of a termination of the Employment Agreement by the Company for any reason other than 'just cause' or death, including upon a 'change in control,' the Company was required to pay Mr. Spears the Base Salary for the remaining term of the Employment Agreement, subject to the obligation of Mr. Spears to mitigate damages by seeking new employment. The Company also had the right at any time after the first anniversary of the date of the agreement to terminate the Employment Agreement without cause upon ten days notice, upon payment to Mr. Spears of a single lump sum equal to one year's Base Salary, plus an amount equal to the average annual cash bonus paid to Mr. Spears during the prior two years. Mr. Spears resigned as Chief Executive Officer in January 1999 and resigned as President and as a director of the Company in April 1999. Pursuant to his resignation, the Employment Agreement was terminated and the Company agreed to make bi-monthly payments to Mr. Spears in the same amounts as his Base Salary due pursuant to the Employment Agreement through the earlier of January 15, 2001 or the date on which Mr. Spears secures full-time employment; provided, the Company will receive a credit against such payments equal to 75% of any gross income earned by Mr. Spears from providing services as a part-time employee or consultant; and provided further, that Mr. Spears will receive a lump-sum payment of 40% of the balance of payments otherwise payable through January 15, 2001 if he secures full-time employment elsewhere, such amount to be payable only if the Company closes an underwritten public offering resulting in gross proceeds of at least $10 million. The Company also agreed to pay Mr. Spears his 1998 bonus of $37,012.50 and Mr. Spears agreed to a lock-up provision regarding certain of the shares underlying his stock options and further agreed to a confidentiality covenant.

SEVERANCE AGREEMENTS

     Effective October 15, 1998, the Company entered into Severance Agreements with Thomas Mizelle, its Vice President -- Operations, Terrence W. Doyle, its Vice President -- Research & Development and Thomas E. Klein its Vice
President -- Finance (collectively, the 'Officers'), pursuant to which each Officer would be entitled to certain payments in the event such Officer loses his employment during the twelve month period following a 'change in control.' Specifically, if a 'change in control' (as defined below) occurs, the Officer shall be entitled to a lump sum severance payment equal to the sum of twelve months of the Officer's monthly base salary as in effect as of the date of termination or immediately prior to the change in control of the Company, whichever is greater, plus the average of the last two cash bonus payments made to the Officer prior to the change in control of the Company. The Officer would also be entitled to all payments necessary to provide the Officer with group health insurance benefits substantially similar to those which the Officer was receiving immediately prior to the date of termination until the earlier of 18 months after termination or the date the Officer has obtained new full-time employment. These amounts are not payable if termination of the Officer is because of the Officer's death, by the Company for Cause (as defined in the Severance Agreement), or by the Officer other than for Good Reason (as defined in the Severance Agreement). For purposes of the Severance Agreements, a 'change in control' of the Company means that any person or entity becomes the beneficial owner of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by an acquiring person) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or the stockholders of the Company approve a merger or consolidation of the Company (other than certain recapitalizations).

COMPENSATION OF DIRECTORS

     Directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any Committee thereof attended. The Company also pays the Chairman of the Board $4,000 per meeting of the Board attended and each other non-employee director $1,000 for each such meeting attended. Certain directors are also entitled to automatic grants of options under the Company's Amended and Restated 1993 Stock Option Plan. See
' -- Directors' Options.'

DIRECTORS' OPTIONS

     The provisions of the Company's Amended and Restated 1993 Stock Option Plan (the 'Plan') provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ('Director Options') to directors of the Company who are not employees or principal stockholders of the Company ('Eligible Directors'). Newly elected Eligible Directors of the Company will be granted a Director Option to purchase 20,000 shares of Common Stock on the date such person is first elected or appointed a director (an 'Initial Director Option'). Also, on the day immediately following the date of the annual meeting of stockholders, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 5,000 shares of Common Stock ('Automatic Grant') on the day immediately following the date of each annual meeting of stockholders. The size of the Automatic Grant for the Chairman of the Board has been increased from 5,000 shares per year to 20,000 shares per year, and the size of the Automatic Grant for the other Eligible Directors has been increased from 5,000 shares per year to 15,000 shares per year, each subject to stockholder approval. See 'Proposal No. 2 -- Amendments to Amended and Restated 1993 Stock Option Plan.' The exercise price for each share subject to a Director Option will be the fair market value of the Common Stock on the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

     During the fiscal year ended December 31, 1998, Mr. Kessman was granted an Initial Director Option to purchase 20,000 shares of Common Stock at an exercise price of $2.563 per share and Messrs. Miller, Bergerac, Cary, Ferguson, Kent, Sartorelli, Shapiro and Wriston were each granted ten year options under the Plan (which included the Automatic Grant) to purchase 15,000 shares of Common Stock, at an exercise price of $4.875 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

              PROPOSAL NO. 2 -- AMENDMENTS TO AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

     On January 11, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the 'Plan') increasing the number of shares that may be issued under the Plan from 1,500,000 to 3,000,000. In addition, the Board of Directors also adopted an amendment to the Plan increasing the size of the annual Automatic Grant to directors other than the Chairman of the Board from 5,000 shares to 15,000 shares and increasing the size of the annual Automatic Grant to the Chairman of the Board from 5,000 shares to 20,000 shares. As the directors are recipients of the Automatic Grant and potential recipients of other option grants under the Plan, they may be viewed to have a conflict of interest. However, the Board of Directors believes that approval of the amendments to increase the aggregate number of shares which may be granted under the Plan and the size of the Automatic Grant will serve the best interests of the Company and its stockholders by permitting the Company to utilize stock options as a means to attract and retain key employees, directors and consultants who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, stimulate in such individuals an increased desire to render greater service to the Company. The Board believes that it requires additional shares for future grants under the Plan to meet the Company's needs, particularly in light of the Company's current efforts to recruit additional personnel in order to complete its expansion plan. Through December 31, 1998, options to purchase an aggregate of 1,396,162 shares have been granted under the Plan. The Company also currently has in effect its Senior Executive Stock Option Plan, pursuant to which it has granted stock options to purchase 980,000 shares of Common Stock to Alan Kessman, its Chief Executive Officer. See 'Executive Compensation -- Employment Agreements.' The closing price for a share of Common Stock on the NASDAQ SmallCap Market on May 13, 1999 was $6.50.

DESCRIPTION OF THE PLAN

     In April 1993, the Board of Directors adopted the Plan covering 534,750 shares of the Company's Common Stock pursuant to which employees, officers and directors of, and consultants or advisers to, the Company are eligible to receive incentive stock options ('incentive options') within the meaning of
Section 422 of the Internal Revenue Code (the 'Code') and/or options that do not qualify as incentive options ('non-qualified options'). Certain technical amendments to the Plan were approved by the Board in October 1995 and in January 1996 the Board amended the Plan to increase the number of shares which may be granted under the Plan to 1,000,000. This amendment was approved by the Company's stockholders in April 1996. In January 1997 the Board amended the Plan to increase the number of shares which may be granted under the Plan to 1,500,000. This amendment was approved by the Company's stockholders in April 1997. The Plan, which expires in April 2003, is administered by the Compensation Committee of the Board of Directors. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Compensation Committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan also provides for automatic grants of options to certain directors. See 'Executive
Compensation -- Directors' Options.' There are currently 43 employees, 9 directors and 7 consultants eligible to receive grants under the Plan.

     Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of the option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Additionally, the aggregate number of shares of Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Common Stock which may be issued from time to time under the Plan. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the Compensation Committee determines. No option may be granted under the Plan after April 14, 2003.

     Options may be granted only to employees, officers and directors of, and consultants and advisors to, the Company that the Board of Directors or the Compensation Committee shall select from time to time in its sole discretion, provided that only employees of the Company are eligible to receive incentive options. An optionee may be granted more than one option under the Plan. The Board of Directors or the Compensation Committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option and whether the options are incentive options or non-qualified options. In making this determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and such other factors deemed relevant in accomplishing the purpose of the Plan.

     Under the Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until shares are actually issued upon exercise of the option. No adjustment is made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

     The Board of Directors may amend or terminate the Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the 'Exchange Act') or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of non-qualified options if granted under the terms set forth in the Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the shares subject to the option over the option price (the 'Spread') at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) of the Exchange Act (i.e., is an executive officer, director or 10% stockholder of the Company), then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report that income currently without regard to the restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on that date.

     Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of an option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's 'alternative minimum tax' liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of an incentive option.

     If the holder of shares acquired through exercise of an incentive option sells those shares within two years of the date of grant of the option or within one year from the date of exercise of the option (a 'Disqualifying Disposition'), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income will not exceed the excess, if any, of the proceeds of the sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

     The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which is not described above, may differ from the treatment for Federal income tax purposes.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock and Class A Preferred Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote 'for' or a vote 'against' the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote 'against' the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 2 -- AMENDMENTS TO AMENDED AND RESTATED 1993 STOCK OPTION PLAN' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                               NEW PLAN BENEFITS

     The Company can not now determine the number of shares of Common Stock that will be granted in the future under the Amended and Restated 1993 Stock Option Plan, as amended. The following table sets forth information regarding the benefits received during 1998 pursuant to the Amended and Restated 1993 Stock Option Plan by: (i) each executive officer named in the Summary Compensation Table (see 'Executive Compensation'); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                              NAME AND POSITION                                  DOLLAR VALUE(1)    NUMBER OF SHARES
------------------------------------------------------------------------------   ---------------    ----------------
John A. Spears -- Former President and Chief Executive Officer................      $  36,376             12,000
Terrence W. Doyle -- Vice President -- Research and Development...............      $  29,100              9,600
Thomas E. Klein -- Vice President -- Finance and Chief Financial Officer......      $  29,100              9,600
Thomas Mizelle -- Vice President -- Operations and Secretary..................      $  29,100              9,600
All current executive officers as a group.....................................      $ 138,560             48,800
All current directors who are not executive officers as a group...............      $ 585,000            120,000
All employees, including current officers who are not executive officers, as a
  group.......................................................................      $ 708,603            221,112

------------------------

(1) Amounts are determined by multiplying the number of options granted by the exercise price of the applicable options, which in each case was the market price of a share of Common Stock on the applicable grant date.

      PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1995. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection were ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the aggregate voting power of Common Stock and Class A Preferred Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote 'for' nor a vote 'against' the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote 'against' the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                              CERTAIN TRANSACTIONS

     In January 1998, the Company entered into a consulting agreement with Kent, Reynolds & Stuart ('KR&S'), pursuant to which KR&S was to assist the Company by providing executive search services, consulting regarding financing activities and corporate partnership arrangements. Michael Kent, a director of the Company, is a principal of KR&S. In 1998, the Company paid KR&S an aggregate of $120,000 for consulting services under this consulting agreement and otherwise. The consulting agreement terminated on December 31, 1998. The Company has retained KR&S to provide additional executive search services during 1999 and has paid a $60,000 retainer to KR&S for these services.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 18, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on those matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          THOMAS MIZELLE
                                          Secretary

Dated: May 17, 1999

                                 Appendix A

                           VION PHARMACEUTICALS, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JUNE 17, 1999

     Alan Kessman and Thomas Mizelle, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock or Class A Convertible Preferred Stock of Vion Pharmaceuticals, Inc. held of record by the undersigned on April 27, 1999, at the Annual Meeting of Stockholders to be held at 3:00 p.m. on Thursday, June 17, 1999, at the Kitano Hotel, 66 Park Avenue, New York, New York, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

X PLEASE MARK YOUR
  VOTES AS IN THIS
  EXAMPLE USING
  DARK INK ONLY.

                                       WITHHOLD           Nominees: William R. Miller, Alan Kessman,
                                       AUTHORITY                    Michel C. Bergerac, Frank T. Cary,
                       FOR          to vote for the                 James L. Ferguson, Michael C.
                   all nominees     listed nominees.                Kent, Alan C. Sartorelli, Ph.D.;
1. Election of         [ ]                [ ]                       and Walter B. Wriston.
   Directors

FOR ALL LISTED NOMINEES (EXCEPT DO NOT VOTE FOR THE
   NOMINEE(S) WHOSE NAME(S) APPEAR(S) BELOW):

                                                      FOR      AGAINST    ABSTAIN
2. Approval of Amendments to the
   Company's Amended and Restated                     [ ]        [ ]        [ ]
   1993 Stock Option Plan:

3. Approval of Appointment of Ernst &
   Young LLP as the Company's                         [ ]        [ ]        [ ]
   Independent Auditors:

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

Important: Please sign exactly as name
appears below. Each joint owner should sign.
Executors, administrators, trustees, etc.
should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE_____________________________ SIGNATURE IF HELD JOINTLY_____________________________ DATED________, 1999

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. Please sign, date and return this proxy card promptly using the enclosed envelope.

                                                                      Appendix B

                           VION PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

1.      Purpose.

        The purpose of this plan (the "Plan") is to secure for Vion Pharmaceuticals, Inc. (the "Corporation") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Corporation and its subsidiary corporations who are expected to contribute to the Corporation's future growth and success. Except where the context otherwise requires, the term "Corporation" shall include all present and future subsidiaries of the Corporation as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.      Type of Options and Administration.

        (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Corporation (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

        (b) Administration. The Plan will be administered by the Board of Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Corporation's Common Stock, $.01 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange

Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee with respect to the powers so delegated.

        (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Corporation only at such time as the Corporation's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.      Eligibility.

        (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Corporation; provided, that Incentive Stock Options may only be granted to individuals who are employees of the Corporation (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

        (b) Grant of Options to Reporting Persons. From and after the registration of the Common Stock of the Corporation under the Exchange Act, the selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Directors do not qualify as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and directors who are Reporting Persons under the Plan shall not be determined in accordance with this Section 3(b) but shall be determined in accordance with the other provisions of the Plan.

        (c) Directors' Options. Directors of the Company who are not employees or beneficial owners of 5% or more of the outstanding Common Stock of the Company ("Eligible Directors") and who are elected to the Board of Directors subsequent to the date hereof will be granted an option ("Director Option") to purchase 20,000 shares of Common Stock on the date that such person is first elected or appointed a director (an "Initial Director Option"). Each Eligible Director other than the Chairman of the Board will receive an automatic grant of a Director Option to purchase 15,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders held subsequent to December 31, 1998, as long as such director is a member of the Board of Directors, and provided that such director did not receive an Initial Director Option since the previous annual meeting of stockholders. The Chairman of the Board, if an Eligible Director, will receive an automatic grant of a Director Option to purchase 20,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders held subsequent to December 31, 1998, as long as such director is a member of the Board of Directors, and provided that such director did not receive an Initial Director Option since the previous annual meeting of stockholders. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options shall become exercisable in four equal annual installments commencing one year from the date the option is granted and will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board. This Section 3(c) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

4.      Stock Subject to Plan.

        The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Corporation which may be issued and sold under the Plan is 3,000,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.      Forms of Option Agreements.

        As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.      Purchase Price.

        (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Corporation as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

        (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Corporation in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Corporation of shares of Common Stock of the Corporation having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or
(iii) by any combination of such methods of payment.

7.      Option Period.

        Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.      Exercise of Options.

        Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option. All options granted under the Plan will become exercisable in no fewer than four equal annual installments commencing not earlier than the first anniversary of the date of grant.

9.      Nontransferability of Options.

        No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the corporation or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.     Effect of Termination of Employment or Other Relationship.

        Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Corporation or within one
(1) year if such termination was due to the death or disability of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.     Incentive Stock Options.

        Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

        (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

        (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

               (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

               (ii) the option exercise period shall not exceed five years from the date of grant.

        (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Corporation) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

        (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Corporation, except that:

               (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Corporation (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

               (ii) if the optionee dies while in the employ of the Corporation, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

               (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Corporation, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Incoming Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions to Incentive Stock Option may be exercised after its expiration date.

12.     Additional Provisions.

        (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

        (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.     General Restrictions.

        (a) Investment Representations. The Corporation may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Corporation in connection with any public offering of its Common Stock.

        (b) Compliance with Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.     Rights as a Stockholder.

        The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalization, Reorganizations and Related Transactions.

        (a) Recapitalization and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and
(z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

        (b) Reorganization, Merger and Related Transactions. If the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

        (c) Board Authority to Make Adjustments. Any adjustments made under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.     Merger, Consolidation, Asset Sale, Liquidation, Etc.

               (a) General. In the event of a consolidation or merger in which the Corporation is not the surviving corporation, or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation (collectively, a "Corporate Transaction"), the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between
(A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

        (b) Substitute Options. The Corporation may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation, or a subsidiary of the Corporation, as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary of the Corporation, or as a result of the acquisition by the Corporation, or one of its subsidiaries, of property or stock of the employing corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.     No Special Employment Rights.

        Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Corporation or interfere in any way with the right of the Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.     Other Employee Benefits.

        Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.

        (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Corporation is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

        (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.     Withholding.

        (a) The Corporation shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Corporation shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Corporation if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were transferred to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and
(ii), the optionee is in the employ of the Corporation at the time of such disposition.

        (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.     Cancellation and New Grant of Options, Etc.

        The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding options.

22.     Effective Date and Duration of the Plan.

        (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Corporation to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Corporation to grant such option to a particular optionee.

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Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

        (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of is adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under
(i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.     Provision for Foreign Participants.

        The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.     Governing Law.

        The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

                                Originally Adopted by the Board of Directors on April 15, 1993

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